UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       November 1, 2012

Network-1 Security Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 1020, New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 829-5770

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                 Compensatory Arrangements of Certain Officers

On November 1, 2012, the Company entered into a new employment agreement (the “Agreement”) with Corey M. Horowitz pursuant to which he continues to serve as Chairman and Chief Executive Officer of the Company for a one year period (which shall automatically be extended for two successive one year periods unless terminated by the Company) at an annual base salary of $415,000.  In connection with the Agreement, Mr. Horowitz was issued a ten (10) year option to purchase 500,000 shares of the Company’s common stock at an exercise price of $1.19 per share (the market price at the time of grant), which vests in equal quarterly amounts 41,667 shares) over a three year period.  Additional material terms are set forth in the Agreement attached hereto as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number                   Description

10.1	Employment Agreement, dated November 1, 2012, between the Company and Corey M. Horowitz

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 SECURITY SOLUTIONS, INC.

Dated: November 2, 2012	By:	/s/ David Kahn
Name: David Kahn
Title: Chief Financial Officer

3